                                  SCHEDULE 14A
                                 (RULE 14A-101)

                    INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION
          PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
                    EXCHANGE ACT OF 1934 (AMENDMENT NO.   )

Filed by the Registrant [ ]

Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ]  Preliminary Proxy Statement                [ ]  Confidential, for Use of the Commission
                                                     Only (as permitted by Rule 14a-6(e)(2))
[X]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

                               ELECTROGLAS, INC.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

     (1)  Title of each class of securities to which transaction applies:

     (2)  Aggregate number of securities to which transaction applies:

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

     (4)  Proposed maximum aggregate value of transaction:

     (5)  Total fee paid:

[ ]  Fee paid previously with preliminary materials:

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1)  Amount Previously Paid:

     (2)  Form, Schedule or Registration Statement No.:

     (3)  Filing Party:

     (4)  Date Filed:

                                ELECTROGLAS LOGO

                                                                   April 7, 2000

Dear Electroglas Stockholder,

     I am pleased to invite you to the Annual Meeting of Stockholders of Electroglas, Inc. to be held on May 16, 2000 at 9:00 a.m. Pacific time at our corporate headquarters at 6024 Silver Creek Valley Road, San Jose, California. A map to assist you is enclosed as a part of the notice.

     This year, in addition to the election of directors and the ratification of independent auditors, we are seeking stockholder approval of an amendment to the Company's 1997 Stock Incentive Plan to increase by 1,000,000 shares the number of shares issuable under the Plan. This Plan is intended to align the interests of employees with the interests of stockholders by enabling employees of Electroglas to become stockholders of the company. The Stock Incentive Plan is available to a wide range of employees to attract and retain top talent. Through the Plan, we believe that employee equity ownership focuses employees on growth of stockholder value.

     Your vote is important in enabling us to continue to attract and retain the services of highly skilled employees in today's competitive market. Whether or not you plan to attend the annual meeting, please sign and return the enclosed proxy card to ensure your representation at the meeting.

                                          Very Truly Yours,

                                          LOGO
                                          Curt Wozniak
                                          Chairman of the Board
                                          Chief Executive Officer

DIRECTIONS TO THE NEW CAMPUS

     - Take Highway 101 South

     - Get off at Silver Creek Valley Road / Blossom Hill Road Exit

     - Stay in left lane, going east on Silver Creek Valley Road

     - Cross over Highway 101 and move to right lane

     - You will see the new Electroglas campus on the right

     - The address is:
        ELECTROGLAS
        6024 SILVER CREEK VALLEY ROAD
        SAN JOSE, CA 95138
        408-528-3000

                                     [MAP]

                               ELECTROGLAS, INC.
                            ------------------------

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                            TO BE HELD MAY 16, 2000

To the Stockholders of Electroglas, Inc.:

     NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders (the "Annual Meeting") of Electroglas, Inc., a Delaware corporation (the "Company"), will be held at the Company's corporate headquarters at 6024 Silver Creek Valley Road, San Jose, California, on Tuesday, May 16, 2000, at 9:00 a.m., Pacific time, for the following purposes:

          1. ELECTION OF DIRECTORS. To elect two Class I directors of the Company to serve until the 2003 Annual Meeting of Stockholders or until a successor is duly elected and qualified.

          2. RATIFICATION AND APPROVAL OF AN AMENDMENT TO THE COMPANY'S 1997 STOCK INCENTIVE PLAN. To ratify and approve an amendment to the Company's 1997 Stock Incentive Plan to increase the number of shares reserved for issuance thereunder from 1,350,000 shares to 2,350,000.

          3. SELECTION OF INDEPENDENT AUDITORS. To ratify the appointment of Ernst & Young LLP as the independent auditors for the Company for the year ending December 31, 2000.

          4. To transact such other business as may properly come before the Annual Meeting and any adjournment or postponement thereof.

     The foregoing items of business are more fully described in the Proxy Statement which is attached and made a part hereof.

     The Board of Directors has fixed the close of business on March 20, 2000 as the record date for determining the stockholders entitled to notice of and to vote at the Annual Meeting and any adjournment or postponement thereof.

     WHETHER OR NOT YOU EXPECT TO ATTEND THE ANNUAL MEETING IN PERSON, YOU ARE URGED TO MARK, SIGN, DATE AND RETURN THE ENCLOSED PROXY CARD AS PROMPTLY AS POSSIBLE IN THE POSTAGE-PREPAID ENVELOPE PROVIDED TO ENSURE YOUR REPRESENTATION AND THE PRESENCE OF A QUORUM AT THE ANNUAL MEETING. IF YOU SEND IN YOUR PROXY CARD AND THEN DECIDE TO ATTEND THE ANNUAL MEETING TO VOTE YOUR SHARES IN PERSON, YOU MAY STILL DO SO. YOUR PROXY IS REVOCABLE IN ACCORDANCE WITH THE PROCEDURES SET FORTH IN THE PROXY STATEMENT.

                                          By Order of the Board of Directors,

                                          LOGO
                                          Armand J. Stegall
                                          Secretary

Santa Clara, California
April 7, 2000

                               ELECTROGLAS, INC.
                              2901 CORONADO DRIVE
                         SANTA CLARA, CALIFORNIA 95054
                            ------------------------

                                PROXY STATEMENT

GENERAL INFORMATION

     This Proxy Statement is furnished to stockholders of Electroglas, Inc., a Delaware corporation (the "Company"), in connection with the solicitation by the Board of Directors (the "Board") of the Company of proxies in the accompanying form for use in voting at the Annual Meeting of Stockholders of the Company (the "Annual Meeting") to be held on Tuesday, May 16, 2000, at 9:00 a.m., Pacific time, at the Company's headquarters at 6024 Silver Creek Valley Road, San Jose, California, and any adjournment or postponement thereof. The shares represented by the proxies received, properly marked, dated, executed and not revoked will be voted at the Annual Meeting.

REVOCABILITY OF PROXIES

     Any proxy given pursuant to this solicitation may be revoked by the person giving it at any time before it is exercised by delivering to the Company (to the attention of Armand J. Stegall) a written notice of revocation or a duly executed proxy bearing a later date, or by attending the Annual Meeting and voting in person.

SOLICITATION AND VOTING PROCEDURES

     The solicitation of proxies will be conducted by mail and the Company will bear all attendant costs. These costs will include the expense of preparing and mailing proxy materials for the Annual Meeting and reimbursements paid to brokerage firms and others for their expenses incurred in forwarding solicitation material regarding the Annual Meeting to beneficial owners of the Company's Common Stock. The Company has retained ADP-Investor Communication Services, a proxy solicitation firm, to assist in the solicitation of proxies for a fee of approximately $3,000, plus customary out-of-pocket expenses and service fees. The Company may conduct further solicitation personally, by telephone or by facsimile through its officers, directors and regular employees, none of who will receive additional compensation for assisting with the solicitation.

     The close of business on March 20, 2000 has been fixed as the record date (the "Record Date") for determining the holders of shares of Common Stock of the Company entitled to notice of and to vote at the Annual Meeting. As of the close of business on the Record Date, the Company had 20,647,598 shares of Common Stock outstanding and entitled to vote at the Annual Meeting. The presence at the Annual Meeting of a majority, or 10,323,800 of these shares of Common Stock of the Company, either in person or by proxy, will constitute a quorum for the transaction of business at the Annual Meeting. Each outstanding share of Common Stock on the Record Date is entitled to one vote on all matters.

     An automated system administered by ADP-Investor Communication Services, for a fee of approximately $2,000, plus customary out-of-pocket expenses and service fees, will tabulate votes cast by proxy at the Annual Meeting, and an employee of the Company will tabulate votes cast in person at the Annual Meeting. Abstentions and broker non-votes are each included in the determination of the number of shares present and voting, and each is tabulated separately. However, broker non-votes are not counted for purposes of determining the number of votes cast with respect to a particular proposal. In determining whether a proposal has been approved, abstentions are counted as votes against the proposal and broker non-votes are not counted as votes for or against the proposal and will have no effect on the result of the vote.

                                 PROPOSAL NO. 1

                             ELECTION OF DIRECTORS

     The number of directors on the Board is currently fixed at six. The Company's Certificate of Incorporation divides the Company's Board of Directors into three classes. The members of each class of directors serve staggered three-year terms. The Board is composed of two Class I directors (Joseph F. Dox and Mel Friedman), two Class II directors (Roger D. Emerick and Robert J. Frankenberg) and two Class III directors (Neil R. Bonke and Curtis S. Wozniak), whose terms expire upon the election and qualification of directors at the Annual Meeting of Stockholders to be held in 2000, 2001 and 2002, respectively. At each annual meeting of stockholders, directors will be elected for a full term of three years to succeed those directors whose terms are expiring. Directors will be elected by a plurality of votes cast.

     At the Annual Meeting, the stockholders will elect two Class I directors, each to serve a three (3) year term until the 2003 Annual Meeting of Stockholders or until a successor is duly elected or appointed and qualified or until the director's earlier resignation or removal. The Board has no reason to believe that the persons named below will be unable or unwilling to serve as a nominee or as a director, if elected.

     Certain information about Joseph F. Dox and Mel Friedman, the Class I director nominees, is furnished below.

     Joseph F. Dox has been a Director of the Company since October 1993. From June 1992 to December 1993, Mr. Dox was President and Chief Operating Officer of Novellus Systems, Inc. From June 1989 to April 1992, he served as Senior Vice President, Finance and Administration and Secretary of Novellus, and from August 1987 to June 1989, he served as Vice President, Finance and Administration and Secretary of Novellus.

     Mel Friedman has been a Director of the Company since May 1999. He has been President Microelectronics at Sun Microsystems, a computer company, since March 1998. Previous to his current position at Sun, Mr. Friedman was Vice President Worldwide Operations, Vice President of Supply Management and Vice President West Coast Operations. Mr. Friedman joined Sun in 1989. From 1985 through 1989, he was Vice President Worldwide Operations and Customer Service at Prime Computer, a mini-computer company. Prior to that he held executive positions at Apollo Computer, a workstation manufacturer and Polaroid, a photographic company. He was also co-founder of Tabor Corporation, a micro-floppy disc drive company. Mr. Friedman holds a BSME with honors from the City College of New York and conducted graduate work in Mechanical Engineering and industrial Management at MIT. Mr. Friedman currently serves on the Tech Advisory Board of two startup companies, Tripath and SNP Communications.

                        THE BOARD RECOMMENDS A VOTE FOR
                   THE ELECTION OF THE NOMINEES NAMED ABOVE.

MEETINGS AND COMMITTEES OF THE BOARD OF DIRECTORS

     During 1999, the Board met seven times. No director attended fewer than 75% of all the meetings of the Board and its committees on which he served after becoming a member of the Board. The Board has two committees: the Audit Committee and the Compensation Committee. The Board does not have a nominating committee or a committee performing the functions of a nominating committee. Although there are no formal procedures for stockholders to recommend nominations, the Board will consider stockholder recommendations. Such recommendations should be addressed to Armand J. Stegall, the Company's Secretary, at the Company's principal executive offices.

     The Audit Committee, which held four meetings in 1999, consists of Neil R. Bonke, Joseph F. Dox and Mel Friedman. The Audit Committee recommends engagement of the Company's independent auditors and is primarily responsible for approving the services performed by the Company's independent auditors and for reviewing and evaluating the Company's accounting principles and its system of internal accounting controls.

     The Compensation Committee, which held two meetings in 1999, consists of Roger D. Emerick and Robert J. Frankenberg. The Compensation Committee's functions are to establish and apply the Company's compensation policies with respect to its executive officers and administer the Company's 1998 Employee Stock Purchase Plan, 1993 Long-Term Stock Incentive Plan (the "1993 Plan") and 1997 Stock Incentive Plan (the "1997 Plan").

COMPENSATION OF DIRECTORS

     Directors who are not employees of the Company receive a $10,000 annual retainer and a $1,000 fee for attendance at each Board meeting (or committee meeting held on a separate day). In addition, directors who are not employees of the Company receive a $500 fee for attendance at each committee meeting conducted by telephone. All directors are reimbursed for expenses incurred in connection with attending Board and committee meetings.

     Currently, each non-employee director is, upon election or re-election, automatically granted an option to purchase a number of shares of Common Stock equal to the product of 10,000 multiplied by the full number of years in the non-employee director's new term. The exercise price per share of such options will equal 100% of the Fair Market Value (as defined in the 1997 Plan) of the Common Stock on the date of the grant of the option. Options granted have a maximum term of ten years and become exercisable ratably in annual installments commencing on the date of grant over the number of full years in the non-employee director's remaining term for which he or she is elected or re-elected, or earlier in the event of death, disability or retirement after age
65. Pursuant to this policy regarding the granting of stock options to non-employee directors, Mr. Bonke was granted an option to purchase 10,000 shares of Common Stock at an exercise price of $14.9375 per share on May 18, 1999 and an option to purchase 20,000 shares of Common Stock at an exercise price of $25.719 on October 26, 1999. In addition, Mr. Friedman was granted an option to purchase 10,000 shares of Common Stock at an exercise price of $14.9375 per share on May 18, 1999, upon his appointment to the Board.

RELATIONSHIPS AMONG DIRECTORS OR EXECUTIVE OFFICERS

     There are no family relationships among any of the directors or executive officers of the Company.

                                   MANAGEMENT

EXECUTIVE OFFICERS, DIRECTORS AND KEY PERSONNEL

     The following table sets forth certain information with respect to the executive officers, directors and key personnel of the Company as of March 20, 2000:

                   NAME                     AGE                        POSITION
                   ----                     ---                        --------
Curtis S. Wozniak.........................  44    Chief Executive Officer and Chairman of the Board
Armand J. Stegall.........................  56    Vice President -- Finance, Chief Financial
                                                  Officer, Treasurer and Secretary
Timothy Boyle.............................  48    Vice President -- Chief Technology Officer
William J. Haydamack......................  58    Vice President, General Manager Knights Technology
Jeffrey R. Hintzke........................  39    Vice President -- Marketing
Joseph G. LaChapelle......................  39    Vice President -- Engineering
Conor P. O'Mahony.........................  43    Vice President -- Global Customer Operations
Joseph A. Savarese........................  62    Vice President -- Business Development
Wayne E. Woodard..........................  36    Vice President -- Operations
Neil R. Bonke(1)..........................  58    Director
Joseph F. Dox(1)..........................  57    Director
Roger D. Emerick(2).......................  59    Director
Robert J. Frankenberg(1)..................  52    Director
Mel Friedman(2)...........................  61    Director

---------------
(1) Member of Audit Committee

(2) Member of Compensation Committee

     Curtis S. Wozniak was appointed Chairman of the Board of the Company in August 1997. He has been Chief Executive Officer of the Company since April 1996 and has been a Director of the Company since October 1994. He was President and Chief Operating Officer of Xilinx, Inc., a semiconductor manufacturer, from August 1994 to April 1996. From February 1984 to August 1994, Mr. Wozniak was employed by Sun Microsystems, Inc., a computer manufacturer, where he held various management positions, including Vice President, Marketing and Vice President, Engineering. Mr. Wozniak currently serves on the Board of Trustees of Kettering University, the Board of Directors of the Semiconductor Industry Suppliers Association (formerly SEMI/SEMATECH) and the Board of Directors of Cascade Microtech, Inc.

     Armand J. Stegall has been Vice President -- Finance, Chief Financial Officer, Treasurer and Secretary of the Company since April 1993. He was Vice President -- Finance of General Signal's Semiconductor Equipment Operations from September 1991 to July 1993 and Vice President -- Finance and Administration of the Electroglas division of General Signal from July 1990 to July 1993. From 1982 to 1990, he was Vice President and Unit Financial Officer of General Signal's Xynetics division.

     Timothy Boyle joined the Company in May 1995 as Vice
President -- Engineering and was named an officer of the Company in June 1997. In March 1998, Mr. Boyle was named Chief Technology Officer of the Company. Prior to joining the Company he was promoted to Vice President of Hardware and Sensors Engineering at Measurex Corporation, a process control systems company, in 1991. From 1989 to 1991, he was Measurex's Director of Corporate Quality. From 1982 to 1989 he held various engineering and management positions at Measurex. From 1981 to 1983, he was Vice President of Engineering at American Flow Systems, a start-up company which developed precision fluid flow instruments.

     William J. Haydamack joined the Company in November 1997 as Vice President, General Manager Knights Technology. From 1993 to 1997, he was Senior Vice President, General Manager of Data I/O Corporation, a manufacturer of programmable integrated circuits. From 1992 to 1993, he was Vice President,

General Manager of the Structure Custom Design Business Unit of Cadence Design Systems, Inc., a supplier of software tools and professional services.

     Jeffrey R. Hintzke joined the Company in March 1997 as Director of Marketing. In October of 1999 he was named Vice President -- Marketing. From 1993 to 1997 he was the U.S. Product Line Manager for Hewlett-Packard Company's mixed signal semiconductor test division. From 1991 to 1993 he was European Marketing Manager for Hewlett-Packard's semiconductor test products. Prior to that he served in several marketing management and engineering positions in Hewlett-Packard's semiconductor test and semiconductor R & D Operations.

     Joseph G. LaChapelle joined the Company in December 1997 as General Manager of the Inspection Products division, following the acquisition of Techne, Inc. In May 1998, Mr. LaChapelle was named Vice President -- Engineering. From 1991 to 1997 Mr. LaChapelle was founder and President of Techne, Inc., a wafer inspection instrument manufacturer. Prior to founding Techne, Mr. LaChapelle held multiple positions as co-founder of Lucidyne Technologies, a process control company which provides machine vision systems to the aerospace, pharmaceutical and wood products industries.

     Conor P. O'Mahony has been Vice President -- Customer Operations of the Company since March 1995 and was Director of Sales and Customer Operations of the Company from July 1993 to March 1995. Mr. O'Mahony served in a similar capacity in the Electroglas division of General Signal from June 1992 to July 1993. From 1989 to 1992, he was International Business Manager of the Electroglas division and, from 1987 to 1989, was General Manager of the photomask production facility at General Signal's Xynetics/ Ultratech Photomask unit.

     Joseph A. Savarese joined the Company as Vice President -- Business Development in June 1994. Mr. Savarese was President of General Signal's Assembly Technologies division from 1989 to 1994. From 1986 to 1989, he was Chief Operating Officer of Qualcorp, a test instrumentation manufacturer, and, from 1983 to 1986, he was Vice President, Operations for Forox Corporation, a manufacturer of precision photographic equipment. From 1968 to 1983, he was employed by Perkin-Elmer Corporation where he held various management positions, including Director of Engineering and Director of Microlithography Systems. Mr. Savarese currently serves on the Board of Directors of N-Line Systems, Inc., a start-up inspection company.

     Wayne E. Woodard joined the Company as Director of Materials in October 1998. In January 1999 he was promoted to Vice President -- Operations. Mr. Woodard was Director of Operations at Ridge Technologies from later 1997 through 1998. Prior to that, from 1987 through 1997, Mr. Woodard held various operations and sales management positions at Sun Microsystems.

     Neil R. Bonke has been a director of the Company since April 1993. Mr. Bonke was the Company's Chairman of the Board from April 1993 through July 1997, and Chief Executive Officer from April 1993 through April 1996. Mr. Bonke was a Group Vice President of General Signal Corporation ("General Signal") and President of General Signal's Semiconductor Equipment Operations from September 1991 to July 1993. From 1990 to 1991, he was Chief Operating Officer of Cognex Corporation, a manufacturer of machine vision systems for the semiconductor and electronics industries and, from 1987 to 1990, was President of General Signal's Xynetics division, a group of semiconductor equipment manufacturing companies which included Electroglas. Mr. Bonke holds a B.S. in Engineering and Technical Marketing from Clarkson University, Potsdam, New York. He has twenty years of management assignments in the semiconductor equipment and semiconductor materials industries with domestic and international experiences. Mr. Bonke currently serves on the Board of Directors of Boxer Cross Inc., a metrology equipment company, Sanmina Corp., a contract electronics manufacturing company, and Speedfam International, Inc., a semiconductor equipment company, and San Jose State University Foundation.

     Roger D. Emerick has been a Director of the Company since July 1993. He was elected President, Chief Executive Officer and Director of Lam Research Corporation in 1982. In 1984, he was elected Chairman of the Board of Directors of Lam Research. Mr. Emerick retired as Chairman and Chief Executive Officer of Lam Research in August 1998. Mr. Emerick is currently a Director of Brooks Automation, Inc.

     Robert J. Frankenberg has been a Director of the Company since July 1993. He has been President and Chief Executive Officer of Encanto Networks, Inc., an internet electronic commerce server manufacturer, since May 1997. He was Chairman of the Board, Chief Executive Officer and President of Novell, Inc. from April 1994 to August 1996. From September 1991 to April 1994, he was Vice President and General Manager of Hewlett-Packard Company's Personal Information Products Group. From 1990 to 1992, he was Vice President and General Manager of Hewlett-Packard's Personal Computation Business, from 1989 to 1991, was Vice President and General Manager of Hewlett-Packard's Information Networks Group and, from 1985 to 1989, was General Manager of Hewlett-Packard's Information Systems Group. Mr. Frankenberg currently serves on the Board of Directors of Caere Corporation, Daw Technologies, Inc., a manufacturer of ultraclean manufacturing environments (cleanrooms), Metrix, Inc., a software company, Secure Computing Corporation and National Semiconductor Corporation.

                             SECURITY OWNERSHIP OF
                    CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

     The following table sets forth certain information known to the Company with respect to beneficial ownership of the Company's Common Stock as of March 20, 2000, by (i) each stockholder known to the Company to own beneficially more than 5% of the Company's Common Stock, (ii) each of the Company's directors,
(iii) the Chief Executive Officer and the four other most highly compensated executive officers of the Company (collectively, the "Named Executive Officers") and (iv) all executive officers and directors of the Company as a group.

                                                                SHARES BENEFICIALLY
                                                                     OWNED(1)
                                                              -----------------------
                            NAME                               NUMBER      PERCENT(2)
                            ----                              ---------    ----------
EQSF Advisors, Inc.(3)......................................  2,101,500      10.18
  767 Third Avenue
  New York, New York 10017-2023
State of Wisconsin Investment Board(4)......................  1,600,000       7.75
  121 East Wilson Street
  Madison, Wisconsin 53707
Curtis S. Wozniak(5)........................................    395,861       1.92
Conor P. O'Mahony(6)........................................    105,662          *
Armand J. Stegall(7)........................................     54,958          *
Timothy Boyle(8)............................................     39,375          *
William J. Haydmack(9)......................................     37,205          *
Neil R. Bonke(10)...........................................     22,950          *
Roger D. Emerick(11)........................................     30,000          *
Robert J. Frankenberg(12)...................................     30,000          *
Mel Friedman(13)............................................     10,000          *
Joseph F. Dox...............................................          0          *
All executive officers and directors as a group (14
  persons)(14)..............................................  1,115,395       5.40

---------------
  *  Less than 1%.

 (1) Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission. In computing the number of shares beneficially owned by a person and the percentage ownership of that person, shares of Common Stock subject to options held by that person that are currently exercisable or exercisable within 60 days of March 20, 2000 are deemed outstanding. Such shares, however, are not deemed outstanding for the purposes of computing the percentage ownership of each other person. To the Company's knowledge, except as set forth in the footnotes to this table and subject to applicable community property laws, each person named in the table has sole voting and investment power with respect to the shares set forth opposite such person's name.

 (2) Percentage beneficially owned is based on 20,647,598 shares of Common Stock outstanding as of March 20, 2000.

 (3) Based on a Schedule 13G filed with the Securities and Exchange Commission on February 16, 1999, EQSF Advisors, Inc., a New York corporation, has sole voting power and sole dispositive power with respect to 2,101,500 share of the Company's Common Stock as of February 16, 1999. Does not include 273,475 shares held by M.J. Whitman Advisers, Inc., a New York corporation, which is under common control with EQSF Advisors, Inc.

 (4) Based on a Schedule 13G filed with the Securities and Exchange Commission on February 2, 2000, State of Wisconsin Investment Board, a Wisconsin corporation, has sole voting power and sole dispositive power with respect to 1,600,000 shares December 31, 1999.

 (5) Includes 289,154 options exercisable within 60 days of March 20, 2000.

 (6) Includes 101,725 options exercisable within 60 days of March 20, 2000.

 (7) Includes 38,168 options exercisable within 60 days of March 20, 2000.

 (8) Includes 39,375 options exercisable within 60 days of March 20, 2000.

 (9) Includes 34,687 options exercisable within 60 days of March 20, 2000.

(10) Includes 20,000 options exercisable within 60 days of March 20, 2000.

(11) Includes 30,000 options exercisable within 60 days of March 20, 2000.

(12) Includes 27,500 options exercisable within 60 days of March 20, 2000.

(13) Includes 10,000 options exercisable within 60 days of March 20, 2000.

(14) Includes 734,366 options exercisable within 60 days of March 20, 2000.

                                 PROPOSAL NO. 2

                  RATIFICATION AND APPROVAL OF AN AMENDMENT TO
                    THE COMPANY'S 1997 STOCK INCENTIVE PLAN.

GENERAL

     The Company's stockholders are being asked to act upon a proposal to approve the action of the Board of Directors amending the Company's 1997 Stock Incentive Plan (the "1997 Plan"). In the following discussion of the 1997 Plan capitalized terms have the same meanings as defined in the 1997 Plan, unless otherwise noted.

     Ratification and approval of the proposal requires the affirmative vote of a majority of the shares of Common Stock voting on the proposal in person or by proxy.

     The Board of Directors amended the 1997 Plan in February 2000, subject to stockholder approval, to increase the number of shares reserved for issuance under the 1997 Plan from 1,350,000 shares to 2,350,000 shares.

     The 1997 Plan is intended to enable the Company and its Related Entities to enhance their ability to provide employees with meaningful awards and incentives commensurate with their contributions and competitive with those offered by other employers, and to increase stockholder value by further aligning the interests of employees with the interests of the Company's stockholders by providing an opportunity to benefit from stock price appreciation that generally accompanies improved financial performance. The Board of Directors believes that the Company's long term success is dependent upon the ability of the Company and its Related Entities to attract and retain superior individuals who, by virtue of their ability and qualifications, make important contributions to the Company and its Related Entities. Participation in the 1997 Plan is open to all employees and the Company selects participants based on performance and contribution. The Company continues to increase the number of employees involved in the 1997 Plan consistent with the shares available. The increase in the number of shares reserved for issuance is intended to support the Company's requirements for current employees and future employees and to allow a broader distribution of options for all employees beyond Executive Officers.

     AMENDED PLAN BENEFITS. As of the date of this Proxy Statement, no non-employee directors ("Outside Directors") and no associates of any director, executive officer or nominee for director has been granted any options subject to stockholder approval of the proposed amendment. The benefits to be received pursuant to the 1997 Plan amendment by the Company's directors, executive officers and employees are not determinable at this time.

     The affirmative vote of a majority of the shares present in person or by proxy at the Annual Meeting and entitled to vote is required for ratification and approval of Proposal No. 2. For purposes of the vote on Proposal No. 2, abstentions will have the same effect as votes against the proposal and broker non-votes will not be counted as votes cast and will have no effect on the result of the vote.

             THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR APPROVAL
          OF THE AMENDMENT TO THE COMPANY'S 1997 STOCK INCENTIVE PLAN

     A general description of the principal terms of the 1997 Plan as proposed is set forth below. This description is qualified in its entirety by the terms of the 1997 Plan, a copy of which is available to any stockholder upon request.

GENERAL DESCRIPTION

     The 1997 Plan was adopted by the Board of Directors in April 1997 and approved by the stockholders in August 1997. In February 1998, the Board of Directors approved, and in May 1998 the stockholders ratified, an amendment to the 1997 Plan to increase the number of shares available for grant thereunder from 750,000 shares to 1,050,000 shares. In February 1999, the Board of Directors approved, and in May 1999 the stockholders ratified, an amendment to the 1997 Plan to increase the number of shares available for grant thereunder from 1,050,000 shares to 1,350,000 shares. In February 2000, the Board of Directors approved an amendment to the 1997 Plan to increase the number of shares available for grant thereunder from 1,350,000 shares to 2,350,000 shares. As of March 20, 2000, options to purchase approximately 2,046,000 of non-restricted shares and 100,000 of restricted shares were outstanding under all Plans. In addition, there were approximately 166,000 shares currently available for grant. As of March 20, 2000, the number of executive officers, employees, consultants and directors of the Company and its subsidiaries that were eligible to receive grants under the 1997 Plan was approximately 525.

     The 1997 Plan provides for the grant of options, SARs, dividend equivalent rights, restricted stock, and awards which may be earned in whole or in part upon attainment of performance criteria established by the 1997 Plan administrator. The maximum number of shares with respect to which options and SARs may be granted to an employee of the Company during a fiscal year of the Company is 500,000 shares.

     The 1997 Plan is administered, with respect to grants to directors, officers, consultants, and other employees, by the plan administrator (the "Administrator"), defined as the Board or one or more committees designated by the Board. With respect to grants to officers and directors, the committee shall be constituted in such a manner as to satisfy applicable laws, including Rule 16b-3 promulgated under the Exchange Act. The Board may authorize one or more officers to grant awards, subject to certain limitations, to employees or consultants who are neither directors nor officers of the Company.

     The Board may at any time amend, suspend or terminate the 1997 Plan. To the extent necessary to comply with applicable provisions of federal securities laws, state corporate and securities laws, the Internal Revenue Code of 1986, as amended (the "Code") the rules of any applicable stock exchange or national market system, and the rules of any foreign jurisdiction applicable to awards granted to residents therein, the Company must obtain stockholder approval of any amendment to the 1997 Plan in such a manner and to such a degree as required.

     Stock options granted under the 1997 Plan may be either incentive stock options ("ISOs") under the provisions of Section 422 of the Code, or non-qualified stock options. ISOs may be granted only to employees of the Company or any parent or subsidiary corporation of the Company. Awards other than ISOs may be granted to employees, directors and consultants. Under the 1997 Plan, awards may be granted to such employees, directors or consultants who are residing in foreign jurisdictions as the Administrator may determine from time to time.

     Under the 1997 Plan, ISOs may not be sold, pledged, assigned, hypothecated, transferred or disposed of in any manner other than by will or by the laws of descent or distribution and may be exercised during the lifetime of the grantee only by the grantee. However, the 1997 Plan permits the designation of beneficiaries by holders of ISOs. Other awards shall be transferable to the extent provided in the award agreement.

     The 1997 Plan authorizes the Administrator to select the employees, directors and consultants of the Company to whom awards may be granted and to determine the terms and conditions of any award; however, the term of an incentive stock option may not be for more than 10 years (or 5 years in the case of ISOs granted to any grantee who owns stock representing more than 10% of the combined voting power of the Company or any parent or subsidiary corporation of the Company). The 1997 Plan authorizes the Administrator to grant awards at an exercise price determined by the Administrator. In the case of ISOs, such price cannot be less than 100% (or 110%, in the case of ISOs granted to any grantee who owns stock representing more than 10% of the combined voting power of the Company or any parent or subsidiary corporation of the Company) of the fair market value of the Common Stock on the date the option is granted. In the case of non-qualified stock options, such price also cannot be less than 100% of the fair market value of the Common Stock on the date the option is granted. The exercise price is generally payable in cash, check, or, in certain circumstances, with a promissory note, with such documentation as the Administrator and the broker, if applicable, shall require to effect an exercise of an award and delivery to the Company of the sale or loan proceeds required to pay the exercise price, or with shares of Common Stock. The aggregate fair market value of the Common Stock with respect to any ISOs that are exercisable for the first time by an eligible employee in any calendar year may not exceed $100,000.

     The awards may be granted subject to vesting schedules and restrictions on transfer and repurchase or forfeiture rights in favor of the Company as specified in the agreements to be issued under the 1997 Plan. Except as provided in an award agreement, the vesting schedule is accelerated and all awards become fully vested, exercisable, and released from any restrictions on transfer and repurchase or forfeiture rights in the event of a Corporate Transaction, a Change in Control or a Subsidiary Disposition, each as defined in the 1997 Plan. Effective upon the consummation of the Corporate Transaction, all outstanding awards under the 1997 Plan shall terminate unless assumed by the successor company or its parent. In the event of a Change in Control or a Subsidiary Disposition, each award shall remain exercisable until the expiration or sooner termination of the award term. The 1997 Plan also permits the Administrator to include a provision whereby the grantee may elect at any time while an employee, director or consultant to exercise any part or all of the award prior to full vesting of the award.

     The Administrator may establish one or more programs under the 1997 Plan to permit selected grantees the opportunity to elect to defer receipt of consideration payable under an award. The Administrator also may establish under the 1997 Plan separate programs for the grant of particular forms of awards to one or more classes of grantees.

     The 1997 Plan was amended to provide that, with respect to grants of options using the 1,000,000 additional shares authorized by the Board on February 8, 2000, the Administrator of the 1997 Plan will not authorize the amendment of any outstanding options to reduce their exercise price or cancel any options and replace them with options having a lower exercise price without stockholder approval, except in connection with a price adjustment permitted under the 1997 Plan upon the occurrence of certain corporate events such as a stock split, merger or similar event. This amendment does not affect the provisions of the 1997 Plan allowing the Administrator of the 1997 Plan to make pricing changes with respect to grants of options using previously authorized shares.

CERTAIN FEDERAL TAX CONSEQUENCES

     The following summarizes only the federal income tax consequences of stock options and shares of restricted stock granted under the 1997 Plan. State and local tax consequences may differ.

     The grant of a nonqualified stock option under the 1997 Plan will not result in any federal income tax consequences to the optionee or to the Company. Upon exercise of a nonqualified stock option, the optionee is subject to income taxes at the rate applicable to ordinary compensation income on the difference between the option price and the fair market value of the Shares on the date of exercise. This income is subject to withholding for federal income and employment tax purposes. Subject to the requirements of reasonableness and satisfaction of any withholding obligation, the Company is entitled to an income tax deduction in the amount of the income recognized by the optionee. Any gain or loss on the optionee's subsequent disposition of the Shares of Common Stock will receive long or short-term capital gain or loss treatment, depending on whether the Shares are held for more than one year following exercise. The Company does not receive a tax deduction for any such gain. The maximum marginal rate at which ordinary income is taxed to individuals is currently 39.6% and the maximum rate at which long-term capital gains are taxed for most types of property is 20%.

     The grant of an incentive stock option under the 1997 Plan will not result in any federal income tax consequences to the optionee or to the Company. An optionee recognizes no federal taxable income upon exercising an ISO (subject to the alternative minimum tax rules discussed below), and the Company receives no deduction at the time of exercise. In the event of a disposition of stock acquired upon exercise of an ISO, the tax consequences depend upon how long the optionee has held the Shares of Common Stock. If the optionee does not dispose of the Shares within two years after the ISO was granted, nor within one year after the ISO was exercised and Shares were purchased, the optionee will recognize a long-term capital gain (or loss) equal to the difference between the sale price of the Shares and the exercise price. The Company is not entitled to any deduction under these circumstances.

     If the optionee fails to satisfy either of the foregoing holding periods, he or she must recognize ordinary income in the year of the disposition (referred to as a "disqualifying disposition"). The amount of such ordinary income generally is the lesser of (i) the difference between the amount realized on the disposition and the exercise price, or (ii) the difference between the fair market value of the stock on the exercise date and the exercise price. Any gain in excess of the amount taxed as ordinary income will be treated as a long or short-term capital gain, depending on whether the stock was held for more than one year. The Company, in the year of the disqualifying disposition, is entitled to a deduction equal to the amount of ordinary income recognized by the optionee (subject to the requirements of reasonableness and perhaps, in the future, the satisfaction of a withholding obligation).

     The "spread" under an ISO -- i.e., the difference between the fair market value of the Shares at exercise and the exercise price -- is classified as an item of adjustment in the year of exercise for purposes of the alternative minimum tax.

     The grant of restricted stock will subject the recipient to ordinary compensation income on the difference between the amount paid for such stock and the fair market value of the Shares on the date that the restrictions lapse. This income is subject to withholding for federal income and employment tax purposes. Subject to the requirements of reasonableness and satisfaction of any withholding obligation, the Company is entitled to an income tax deduction in the amount of the income recognized by the recipient. Any gain or loss on the recipient's subsequent disposition of the Shares will receive long or short-term capital gain or loss treatment depending on whether the Shares are held for more than one year and depending on how long the stock has been held since the restrictions lapsed. The Company does not receive a tax deduction for any such gain. Recipients of restricted stock may make an election under Internal Revenue Code Section 83(b) to recognize as ordinary compensation income in the year that such restricted stock is granted the amount equal to the spread between the amount paid for such stock and the fair market value on date of the issuance of the stock. If such an election is made, the recipient recognizes no further amounts of compensation income upon the lapse of any restrictions and any gain or loss on subsequent disposition will be long or short-term capital gain. The Section 83(b) election must be made within thirty days from the time the restricted stock is issued to the recipient.

                                 PROPOSAL NO. 3

              RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITORS

     Ernst & Young LLP served as the Company's independent auditors for the fiscal year ended December 31, 1999 and has been appointed by the Board to continue as the Company's independent auditors for the Company's fiscal year ending December 31, 2000. In the event that ratification of this selection of auditors is not approved by a majority of the shares of the Company's Common Stock voting at the Annual Meeting in person or by proxy, management will reconsider its future selection of auditors.

     A representative of Ernst & Young LLP is expected to be present at the Annual Meeting. The representative will have an opportunity to make a statement and will be able to respond to appropriate questions.

        THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR RATIFICATION OF THE
         APPOINTMENT OF ERNST & YOUNG LLP AS THE COMPANY'S INDEPENDENT
                AUDITORS FOR THE YEAR ENDING DECEMBER 31, 2000.

                  EXECUTIVE COMPENSATION AND OTHER INFORMATION

SUMMARY COMPENSATION TABLE

     The following Summary Compensation Table sets forth information on 1999, 1998 and 1997 compensation of the Company's Chief Executive Officer and each of the four other most highly compensated executive officers of the Company.

                                                                            LONG-TERM
                                                                       COMPENSATION AWARDS
                                           ANNUAL COMPENSATION         -------------------
                                       ----------------------------        SECURITIES          ALL OTHER
                                                SALARY      BONUS      UNDERLYING OPTIONS     COMPENSATION
     NAME AND PRINCIPAL POSITION       YEAR      ($)        ($)(1)             (#)                ($)
     ---------------------------       ----    --------    --------    -------------------    ------------
Curtis S. Wozniak....................  1999    $341,994    $     --          62,000             $5,610(2)
  Chief Executive Officer and          1998     344,994          --          62,500              5,812(2)
  Chairman of the Board                1997     337,361     128,250          62,500              6,067(2)
Armand J. Stegall....................  1999     193,073          --          30,000              7,140(3)
  Vice President -- Finance,           1998     180,003          --          25,000              6,586(3)
  Chief Financial Officer,             1997     174,812      45,000          24,000              6,519(3)
  Treasurer and Secretary
Conor P. O'Mahony....................  1999     185,892      36,878          25,000              5,355(4)
  Vice President --                    1998     180,003          --          25,000              5,603(4)
  Customer Operations                  1997     174,524      45,000          24,000              5,409(4)
Timothy Boyle........................  1999     185,892          --          25,000              4,709(5)
  Vice President --                    1998     180,003          --          16,000              5,879(5)
  Chief Technical Officer              1997     173,543      45,000          24,000              5,839(5)
William J. Haydamack(6)..............  1999     181,539          --          25,000              6,058(7)
  Vice President, General Manager      1998     188,063          --          20,000              5,954(7)
  Knights                              1997      16,828          --          35,000                   --

---------------
(1) Includes bonus amounts in the year earned, rather than in the year in which each such bonus amount was paid or is to be paid.

(2) Represents $4,800 paid in 1999, 1998 and 1997, to Mr. Wozniak as contributions by the Company under its 401(k) plan, and $810, $1,012 and $1,267 in life insurance premiums paid in 1999, 1998 and 1997, respectively, by the Company on behalf of Mr. Wozniak.

(3) Represents $4,800 paid in 1999, 1998 and 1997 to Mr. Stegall as contributions by the Company under its 401(k) plan, and $2,340 $1,786 and $1,719 in life insurance premiums paid in 1999, 1998 and 1997, respectively, by the Company on behalf of Mr. Stegall.

(4) Represents $4,800 paid in 1999, 1998 and 1997 to Mr. O'Mahony as contributions by the Company under its 401(k) plan, and $555, $803 and $609 in life insurance premiums paid in 1999, 1998 and 1997, respectively, by the Company on behalf of Mr. O'Mahony.

(5) Represents $3,823, $4,800 and $4,800 paid in 1999, 1998 and 1997, respectively, to Mr. Boyle as contributions by the Company under its 401(k) plan, and $886, $1,079 and $1,039 in life insurance premiums paid in 1999, 1998 and 1997, respectively, by the Company on behalf of Mr. Boyle.

(6) Mr. Haydamack joined the Company in November 1997.

(7) Represents $3,750 and $3,461 paid in 1999 and 1998, respectively, to Mr. Haydamack as contributions by the Company under its 401(k) plan, and $2,308 and $2,493 in life insurance premiums paid in 1999, 1998 and 1997, respectively, by the Company on behalf of Mr. Boyle.

                       OPTION GRANTS IN LAST FISCAL YEAR

     The following table provides certain information with respect to the grant of stock options under the Company's 1993 Long-Term Stock Incentive Plan and 1997 Stock Incentive Plan (collectively the "Plans") to each of the Named Executive Officers during the fiscal year ended December 31, 1999.

                                                                                                POTENTIAL REALIZABLE
                                                  INDIVIDUAL GRANTS                               VALUE AT ASSUMED
                        ---------------------------------------------------------------------   ANNUAL RATE OF STOCK
                            NUMBER OF           % OF TOTAL                                       PRICE APPRECIATION
                            SECURITIES        OPTIONS GRANTED    EXERCISE PRICE                    FOR OPTION TERM
                        UNDERLYING OPTIONS     TO EMPLOYEES         PER SHARE      EXPIRATION   ---------------------
         NAME               GRANTED(#)       IN FISCAL YEAR(1)      ($/SH)(2)       DATE(3)      5%($)       10%($)
         ----           ------------------   -----------------   ---------------   ----------   --------   ----------
Curtis S. Wozniak.....       62,000(4)             9.85             $12.1880        04/19/09    $475,228   $1,204,321
Armand J. Stegall.....       30,000(5)             4.77              14.9375        05/18/09     281,823      714,196
Conor P. O'Mahony.....       25,000(5)             3.97              14.9375        05/18/09     234,853      595,163
Timothy Boyle.........       25,000(5)             3.97              14.9375        05/18/09     234,853      595,163
William J.
  Haydamack...........       25,000(5)             3.97              14.9375        05/18/09     234,853      595,163

---------------
(1) Based on a total of 629,000 options granted to employees of the Company in 1999, including the Named Executive Officers.

(2) The exercise price per share of options granted represented the fair market value of the underlying shares of Common Stock on the date the options were granted.

(3) The options granted have a term of ten years subject to earlier termination upon the occurrence of certain events related to termination of employment.

(4) Option vests quarterly over four years through 2003.

(5) Option for 25% of the total shares vests on May 18, 2000, and the options for the remaining shares vest quarterly through May 18, 2003.

                AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR
                       AND FISCAL YEAR-END OPTION VALUES

     The following table discloses for the Named Executive Officers information regarding options to purchase the Company's Common Stock exercised during 1999 and options to purchase the Company's Common Stock held at the end of 1999.

                                                           NUMBER OF SECURITIES        VALUE OF UNEXERCISED
                                                          UNDERLYING UNEXERCISED           IN-THE-MONEY
                                                                OPTIONS AT                  OPTIONS AT
                               SHARES                      DECEMBER 31, 1999(#)       DECEMBER 31, 1999($)(1)
                             ACQUIRED ON      VALUE      -------------------------   -------------------------
           NAME              EXERCISE(#)   REALIZED($)   EXERCISABLE/UNEXERCISABLE   EXERCISABLE/UNEXERCISABLE
           ----              -----------   -----------   -------------------------   -------------------------
Curtis S. Wozniak.........         --             --          236,312/191,188          $2,471,353/$2,067,909
Armand J. Stegall.........     31,668       $424,494           77,451/ 61,549             777,692/   621,933
Conor P. O'Mahony.........         --             --          112,453/ 56,549           1,198,527/   569,720
Timothy Boyle.............         --             --           65,375/ 49,625             640,546/   488,089
William Haydamack.........         --             --           24,999/ 55,001             272,288/   593,084

---------------
(1) Value is based on the stock price of the Company's Common Stock at December 31, 1999 ($25.380), minus the exercise price.

COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

     Notwithstanding anything to the contrary set forth in any of the Company's previous filings under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, that might incorporate future filings, including this Proxy Statement, in whole or in part, the following report and the Performance Graph which follows shall not be deemed to be incorporated by reference into any such filings.

     Compensation Policy. The Company's executive compensation program is designed to attract and retain executive officers of high caliber and ability who will contribute to the Company's long-term success, to reward executive officers who contribute to the Company's financial performance and to link executive officer compensation and stockholder interests through the Company's 1993 Long-Term Stock Incentive Plan and the 1997 Stock Incentive Plan (collectively the "Plans"). The Company's compensation policy as established by the Compensation Committee is that executive officers' total annual cash compensation should vary with the performance of the Company and that long-term incentives awarded to such officers should be aligned with the interest of the Company's stockholders.

     Compensation of the Company's executive officers consists of three principal components: salary, bonus and long-term incentive compensation. In setting compensation for all three components, the Compensation Committee consulted surveys that track the executive compensation of other leading companies in the semiconductor and semiconductor equipment industries, many of which are included in the Hambrecht & Quist Semiconductor Sector Index used in the Stock Performance Graph.

     Salary. Base salaries are reviewed annually and set by the Compensation Committee. Salaries are set to be competitive within the semiconductor and semiconductor equipment industry.

     Bonus. The Compensation Committee met in February 2000 to evaluate performance and set bonuses payable to its executive officers for the 1999 fiscal year. The bonus incentive program is a company-wide program with varying levels of target bonuses for each employee of the Company. The individual bonus is calculated as a percentage of base salary and increases that percentage for higher positions within the Company, putting a greater percentage of compensation at risk for more senior positions. The bonus levels are set relative to other leading companies in the semiconductor equipment industry. The level of operating profit achieved, and other financial and operating goals determines the actual bonus payments. Goals are set at the beginning of the fiscal year and reviewed at the end of the year for level of achievement. Operating goals involve quality, product development, operation effectiveness and other goals targeted to improve the Company's long-term performance. Individual performance by an executive may impact the bonus payment. Since the Company earned only a modest operating profit for 1999, no bonus was paid for 1999. The

Compensation Committee in the future may modify the criteria or select other performance factors with respect to executive officer bonuses for a given fiscal year.

     Long-Term Incentive Awards. The Company primarily uses stock options provided by the Plans to provide long-term incentives aligned with the interest of the Company's stockholders. The award of these options is applicable to a wide range of employees throughout the Company and at every level in the Company. The Compensation Committee administers the award of all stock options in the Company, in addition to executive officers. The Compensation Committee periodically considers whether to grant awards under the Plans to specific officers based on factors including: the executive officer's position in the Company; his or her performance and responsibility; the extent to which he or she already holds an equity stake in the Company; equity participation levels of comparable executives and key personnel at other similar companies; and the officer's individual contribution to the Company's financial performance. The Plans do not provide any formula for weighing these factors, and a decision to grant an award is based on subjective and objective evaluations of the past as well as future anticipated performance and responsibilities of the officer in question. These factors were used in determining the amount of long-term incentive awards granted to employees in 1999.

     Compensation Policy Regarding Deductibility. The Company is required to disclose its policy regarding qualifying executive compensation for deductibility under Section 162(m) of the Internal Revenue Code which provides that, for purposes of the regular income tax and the alternative minimum tax, the otherwise allowable deduction for compensation paid or accrued with respect to a covered employee of a publicly-held corporation is limited to no more than $1 million per year. It is not expected that the compensation to be paid to the Company's executive officers for fiscal 1999 will exceed the $1 million limit per officer. The Company's Plans are structured so that any compensation deemed paid to an executive officer when he exercises an outstanding option under the Plans, with an exercise price equal to the fair market value of the option shares on the grant date, will qualify as performance-based compensation which will not be subject to the $1 million limitation.

     In summary, it is the opinion of the Compensation Committee that the adopted executive compensation policies and plans provide the necessary total remuneration package to align properly the Company's performance and the interests of the Company's stockholders with competitive and equitable executive compensation in a balanced and reasonable manner, for both the short and long-term.

                                          Compensation Committee

                                          Roger D. Emerick
                                          Robert J. Frankenberg

STOCK PERFORMANCE GRAPH

     The following line graph compares the yearly percentage change in (i) the cumulative total shareholder return on the Company's Common Stock since December 31, 1994 with (ii) cumulative total stockholder return on (a) the Nasdaq Stock Market -- U.S. Index and (b) the Hambrecht & Quist Semiconductors Index. The comparison assumes an investment of $100 on December 31, 1994 and reinvestment of dividends, if any. The stock price performance shown on the graph is not necessarily indicative of future price performance. The stock price performance shown on the graph below is not necessarily indicative of future price performance.
[PERFORMANCE GRAPH]

                                                                             NASDAQ STOCK MARKET --
                                                    ELECTROGLAS, INC.                 U.S.              H&Q SEMICONDUCTOR SECTOR
                                                    -----------------        ----------------------     ------------------------
12/94                                                      100                         100                         100
12/95                                                      147                         141                         139
12/96                                                       97                         174                         180
12/97                                                       93                         213                         190
12/98                                                       70                         300                         267
12/99                                                      152                         542                         666

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

     Each executive officer of the Company (the "Executive Officers") has entered into agreements with the Company which provide for severance benefits and acceleration of option vesting in the event of a change of control of the Company. Pursuant to the terms of agreements, if the Executive Officer's employment is terminated under certain circumstances during the one-year period following a change in control of the Company, the Company will (i) continue payment of the Executive Officer's base salary then in effect for one year, (ii) pay the Executive Officer a bonus based on a calculation tied to a prior year's bonus, (iii) provide for continuation of medical and dental benefits for one year, (iv) pay the Executive Officer's life insurance premiums and car allowance for one year, (v) pay accrued but unused vacation as of the date of termination,
(vi) accelerate vesting of stock options and restricted shares; provided that, at least one year has elapsed between the date of the agreement and the date of termination of employment and (vii) extend the expiration date of the Executive Officer's vested stock options on the date of termination to six months after the date of termination.

     On July 1, 1996, the Company entered into a Restricted Stock Bonus Agreement pursuant to which the Company issued to Mr. Wozniak 100,000 shares of Common Stock of the Company (the "Restricted Stock"). The fair market value of the Company's stock on that date was $14.25. The Restricted Stock cannot be sold, transferred by gift, pledged hypothecated or otherwise transferred or disposed of by Mr. Wozniak prior to being vested on April 19, 2001; provided, however, that the vesting for all Restricted Stock will be accelerated if the closing stock price of the Company's Common Stock is greater or equal to the following closing price targets: (i) $57.00 on April 19, 1998; (ii) $42.75 on April 19, 1999 or (iii) $28.50 on April 19, 2000. Should Mr. Wozniak, prior to the vesting of all Restricted Stock, terminate his employment with the Company for any reason, with or without Cause as (defined in the Restricted Stock Bonus Agreement), other than death, total and permanent disability or retirement at normal retirement age at a time when he holds any Restricted Stock, such Restricted Stock shall be deemed reconveyed to the Company without payment of any consideration by the Company. If the Company terminates Mr. Wozniak's employment other than for Cause or if Mr. Wozniak terminates his employment for Good Reason (both as defined in the Electroglas Change of Control Agreement entered into between Mr. Wozniak and the Company -- see above description), and the shares of Restricted Stock subject to the Restricted Stock Bonus Agreement are unvested, the anniversary dates for vesting and acceleration shall in each case be one year earlier.

                             STOCKHOLDER PROPOSALS

     Requirements for Stockholder Proposals to be Brought Before an Annual Meeting. For stockholder proposals to be considered properly brought before an annual meeting by a stockholder, the stockholder must have given timely notice therefor in writing to the Secretary of the Company. To be timely, a stockholder's notice must be delivered to or mailed and received by the Secretary of the Company at the principal executive offices of the Company between January 22, 2001 and February 21, 2001. A stockholder's notice to the Secretary must set forth as to each matter the stockholder proposes to bring before the annual meeting (i) a brief description of the business desired to be brought before the annual meeting and the reasons for conducting such business at the annual meeting, (ii) the name and record address of the stockholder proposing such business, (iii) the class and number of shares of the Company which are beneficially owned by the stockholder, and (iv) any material interest of the stockholder in such business.

     Requirements for Stockholder Proposals to be Considered for Inclusion in the Company's Proxy Materials. Stockholder proposals submitted pursuant to Rule 14a-8 under the Exchange Act and intended to be presented at the Company's 2000 Annual Meeting of Stockholders must be received by the Company not later than December 8, 2000 in order to be considered for inclusion in the Company's proxy materials for that meeting.

                                 OTHER MATTERS

     Section 16(a) Beneficial Ownership Reporting Compliance. Section 16(a) of the Act requires the Company's directors, executive officers and persons who own more than 10% of the Company's Common Stock (collectively, "Reporting Persons") to file reports of ownership and changes in ownership of the Company's Common Stock with the Securities and Exchange Commission and the Nasdaq Stock Market. Reporting Persons are required by Securities and Exchange Commission regulations to furnish the Company with copies of all Section 16(a) reports they file.

     Based solely on its review of the copies of such reports received or written representations from certain Reporting Persons that no other reports were required, the Company believes that during fiscal 1999, all Reporting Persons complied with all applicable filing requirements.

     Other Matters. The Board of Directors knows of no other business which will be presented to the Annual Meeting. If any other business is properly brought before the Annual Meeting, it is intended that proxies in the enclosed form will be voted in respect thereof in accordance with the judgments of the persons voting the proxies.

     It is important that the proxies be returned promptly and that your shares be represented. Stockholders are urged to mark, date, execute and promptly return the accompanying proxy card in the enclosed envelope.

                                          By Order of the Board of Directors,

                                          LOGO
                                          Armand J. Stegall
                                          Secretary

April 7, 2000
Santa Clara, California

     1134-00PS

                               ELECTROGLAS, INC.
                            1997 STOCK INCENTIVE PLAN


        1. Purposes of the Plan. The purposes of this Stock Incentive Plan are to attract and retain the best available personnel for positions of substantial responsibility, to provide additional incentive to Employees, Directors and Consultants and to promote the success of the Company's business.

        2. Definitions. As used herein, the following definitions shall apply:

               (a) "Administrator" means the Board or any of the Committees appointed to administer the Plan.

               (b) "Affiliate" and "Associate" shall have the respective meanings ascribed to such terms in Rule 12b-2 promulgated under the Exchange Act.

               (c) "Applicable Laws" means the legal requirements relating to the administration of stock incentive plans, if any, under applicable provisions of federal securities laws, state corporate and securities laws, the Code, the rules of any applicable stock exchange or national market system, and the rules of any foreign jurisdiction applicable to Awards granted to residents therein.

               (d) "Award" means the grant of an Option, SAR, Dividend Equivalent Right, Restricted Stock, Performance Unit, Performance Share, or other right or benefit under the Plan.

               (e) "Award Agreement" means the written agreement evidencing the grant of an Award executed by the Company and the Grantee, including any amendments thereto.

               (f) "Board" means the Board of Directors of the Company.

               (g) "Change in Control" means a change in ownership or control of the Company effected through either of the following transactions:

                      (i) the direct or indirect acquisition by any person or related group of persons (other than an acquisition from or by the Company or by a Company-sponsored employee benefit plan or by a person that directly or indirectly controls, is controlled by, or is under common control with, the Company) of beneficial ownership (within the meaning of Rule 13d-3 of the Exchange Act) of securities possessing more than fifty percent (50%) of the total combined voting power of the Company's outstanding securities pursuant to a tender or exchange offer made directly to the Company's stockholders which a majority of the Continuing Directors who are not Affiliates or Associates of the offeror do not recommend such stockholders accept, or

                      (ii) a change in the composition of the Board over a period of thirty-six (36) months or less such that a majority of the Board members (rounded up to the next whole number) ceases, by reason of one or more contested elections for Board membership, to be comprised of individuals who are Continuing Directors.

               (h) "Code" means the Internal Revenue Code of 1986, as amended.

               (i) "Committee" means any committee appointed by the Board to administer the Plan.

               (j) "Common Stock" means the common stock of the Company.

               (k) "Company" means Electroglas, Inc., a Delaware corporation.

               (l) "Consultant" means any person who is engaged by the Company or any Related Entity to render consulting or advisory services as an independent contractor and is compensated for such services.

               (m) "Continuing Directors" means members of the Board who either
(i) have been Board members continuously for a period of at least thirty-six
(36) months or (ii) have been Board members for less than thirty-six (36) months and were elected or nominated for election as Board members by at least a majority of the Board members described in clause (i) who were still in office at the time such election or nomination was approved by the Board.

               (n) "Continuous Status as an Employee, Director or Consultant" means that the provision of services to the Company or a Related Entity in any capacity of Employee, Director or Consultant, is not interrupted or terminated. Continuous Status as an Employee, Director or Consultant shall not be considered interrupted in the case of (i) any approved leave of absence or (ii) transfers between locations of the Company or among the Company, any Related Entity, or any successor in any capacity of Employee, Director or Consultant. An approved leave of absence shall include sick leave, military leave, or any other authorized personal leave. For purposes of Incentive Stock Options, no such leave may exceed ninety (90) days, unless reemployment upon expiration of such leave is guaranteed by statute or contract.

               (o) "Corporate Transaction" means any of the following stockholder-approved transactions to which the Company is a party:

                      (i) a merger or consolidation in which the Company is not the surviving entity, except for a transaction the principal purpose of which is to change the state in which the Company is incorporated;

                      (ii) the sale, transfer or other disposition of all or substantially all of the assets of the Company (including the capital stock of the Company's subsidiary corporations) in connection with the complete liquidation or dissolution of the Company; or

                      (iii) any reverse merger in which the Company is the surviving entity but in which securities possessing more than fifty percent (50%) of the total combined voting power of the Company's outstanding securities are transferred to a person or persons different from those who held such securities immediately prior to such merger.

               (p) "Covered Employee" means an Employee who is a "covered employee" under Section 162(m)(3) of the Code.

               (q) "Director" means a member of the Board.

               (r) "Dividend Equivalent Right" means a right entitling the Grantee to compensation measured by dividends paid with respect to Common Stock.

               (s) "Employee" means any person, including an Officer or Director, who is an employee of the Company or any Related Entity. The payment of a director's fee by the Company shall not be sufficient to constitute "employment" by the Company.

               (t) "Exchange Act" means the Securities Exchange Act of 1934, as amended.

               (u) "Fair Market Value" means, as of any date, the value of Common Stock determined as follows:

                      (i) Where there exists a public market for the Common Stock, the Fair Market Value shall be (A) the closing price for a Share for the last market trading day prior to the time of the determination (or, if no closing price was reported on that date, on the last trading date on which a closing price was reported) on the stock exchange determined by the Administrator to be the primary market for the Common Stock or the Nasdaq National Market, whichever is applicable or (B) if the Common Stock is not traded on any such exchange or national market system, the average of the closing bid and asked prices of a Share on the Nasdaq Small Cap Market for the day prior to the time of the determination (or, if no such prices were reported on that date, on the last date on which such prices were reported), in each case, as reported in The Wall Street Journal or such other source as the Administrator deems reliable; or

                      (ii) In the absence of an established market of the type described in (i), above, for the Common Stock, the Fair Market Value thereof shall be determined by the Administrator in good faith.

               (v) "Grantee" means an Employee, Director or Consultant who receives an Award under the Plan.

               (w) "Incentive Stock Option" means an Option intended to qualify as an incentive stock option within the meaning of Section 422 of the Code.

               (x) "Non-Qualified Stock Option" means an Option not intended to qualify as an Incentive Stock Option.

               (y) "Officer" means a person who is an officer of the Company within the meaning of Section 16 of the Exchange Act and the rules and regulations promulgated thereunder.

               (z) "Option" means a stock option granted pursuant to the Plan.

               (aa) "Parent" means a "parent corporation," whether now or hereafter existing, as defined in Section 424(e) of the Code.

               (bb) "Performance - Based Compensation" means compensation qualifying as "performance-based compensation" under Section 162(m) of the Code.

               (cc) "Performance Shares" means Shares or an award denominated in Shares which may be earned in whole or in part upon attainment of performance criteria established by the Administrator.

               (dd) "Performance Units" means an award which may be earned in whole or in part upon attainment of performance criteria established by the Administrator and which may be settled for cash, Shares or other securities or a combination of cash, Shares or other securities as established by the Administrator.

               (ee) "Plan" means this 1997 Stock Incentive Plan.

               (ff) "Related Entity" means any Parent, Subsidiary and any business, corporation, partnership, limited liability company or other entity in which the Company, a Parent or a Subsidiary holds an ownership interest, directly or indirectly.

               (gg) "Restricted Stock" means Shares issued under the Plan to the Grantee for such consideration, if any, and subject to such restrictions on transfer, rights of first refusal, repurchase provisions, forfeiture provisions, and other terms and conditions as established by the Administrator.

               (hh) "Rule 16b-3" means Rule 16b-3 promulgated under the Exchange Act or any successor thereto.

               (ii) "SAR" means a stock appreciation right entitling the Grantee to Shares or cash compensation, as established by the Administrator, measured by appreciation in the value of Common Stock.

               (jj) "Share" means a share of the Common Stock.

               (kk) "Subsidiary" means a "subsidiary corporation," whether now or hereafter existing, as defined in Section 424(f) of the Code.

               (ll) "Subsidiary Disposition" means the disposition by the Company of its equity holdings in any subsidiary corporation effected by a merger or consolidation involving that subsidiary corporation, the sale of all or substantially all of the assets of that subsidiary corporation or the Company's sale or distribution of substantially all of the outstanding capital stock of such subsidiary corporation.

        3.     Stock Subject to the Plan.

               (a) Subject to the provisions of Section 10, below, the maximum aggregate number of Shares which may be issued pursuant to Awards shall be 1,350,000 Shares. The Shares to be issued pursuant to Awards may be authorized, but unissued, or reacquired Common Stock.

               (b) If an Award expires or becomes unexercisable without having been exercised in full, or is surrendered pursuant to an Award exchange program, or if any unissued Shares are retained by the Company upon exercise of an Award in order to satisfy the exercise price for such Award or any withholding taxes due with respect to such Award, such unissued or retained Shares shall become available for future grant or sale under the Plan (unless the Plan has terminated). Shares that actually have been issued under the Plan pursuant to an Award shall not be returned to the Plan and shall not become available for future distribution under the Plan, except that if unvested Shares are forfeited, or repurchased by the Company at their original purchase price, such Shares shall become available for future grant under the Plan.

        4.     Administration of the Plan.

               (a)    Plan Administrator.

                      (i) Administration with Respect to Directors and Officers. With respect to grants of Awards to Directors or Employees who are also Officers or Directors of the Company, the Plan shall be administered by (A) the Board or
(B) a Committee designated by the Board, which Committee shall be constituted in such a manner as to satisfy the Applicable Laws and to permit such grants and related transactions under the Plan to be exempt from Section 16(b) of the Exchange Act in accordance with Rule 16b-3. Once appointed, such Committee shall continue to serve in its designated capacity until otherwise directed by the Board.

                      (ii) Administration With Respect to Consultants and Other Employees. With respect to grants of Awards to Employees or Consultants who are neither Directors nor Officers of the Company, the Plan shall be administered by
(A) the Board or (B) a Committee designated by the Board, which Committee shall be constituted in such a manner as to satisfy the Applicable Laws. Once appointed, such Committee shall continue to serve in its designated capacity until otherwise directed by the Board. The Board may authorize one or more Officers to grant such Awards and may limit such authority as the Board determines from time to time.

                      (iii) Administration With Respect to Covered Employees. Notwithstanding the foregoing, grants of Awards to any Covered Employee intended to qualify as Performance-Based Compensation shall be made only by a Committee (or subcommittee of a Committee) which is comprised solely of two or more Directors eligible to serve on a committee making Awards qualifying as Performance-Based Compensation. In the case of such Awards granted to Covered Employees, references to the "Administrator" or to a "Committee" shall be deemed to be references to such Committee or subcommittee.

                      (iv) Administration Errors. In the event an Award is granted in a manner inconsistent with the provisions of this subsection (a), such Award shall be presumptively valid as of its grant date to the extent permitted by the Applicable Laws.

               (b) Powers of the Administrator. Subject to Applicable Laws and the provisions of the Plan (including any other powers given to the Administrator hereunder), and except as otherwise provided by the Board, the Administrator shall have the authority, in its discretion:

                      (i) to select the Employees, Directors and Consultants to whom Awards may be granted from time to time hereunder;

                      (ii) to determine whether and to what extent Awards are granted hereunder;

                      (iii) to determine the number of Shares or the amount of other consideration to be covered by each Award granted hereunder;

                      (iv) to approve forms of Award Agreement for use under the Plan;

                      (v) to determine the terms and conditions of any Award granted hereunder;

                      (vi) to amend the terms of any outstanding Award granted under the Plan, provided that any amendment that would adversely affect the Grantee's rights under an outstanding Award shall not be made without the Grantee's written consent;

                      (vii) to construe and interpret the terms of the Plan and Awards granted pursuant to the Plan;

                      (viii) to establish additional terms, conditions, rules or procedures to accommodate the rules or laws of applicable foreign jurisdictions and to afford Grantees favorable treatment under such laws; provided, however, that no Award shall be granted under any such additional terms, conditions, rules or procedures with terms or conditions which are inconsistent with the provisions of the Plan; and

                      (ix) to take such other action, not inconsistent with the terms of the Plan, as the Administrator deems appropriate.

               (c) Effect of Administrator's Decision. All decisions, determinations and interpretations of the Administrator shall be conclusive and binding on all persons.

        5. Eligibility. Awards other than Incentive Stock Options may be granted to Employees, Directors and Consultants. Incentive Stock Options may be granted only to Employees of the Company, a Parent or a Subsidiary. An Employee, Director or Consultant who has been granted an Award may, if otherwise eligible, be granted additional Awards. Awards may be granted to such Employees, Directors or Consultants who are residing in foreign jurisdictions as the Administrator may determine from time to time.

        6.     Terms and Conditions of Awards.

               (a) Type of Awards. The Administrator is authorized under the Plan to award any type of arrangement to an Employee, Director or Consultant that is not inconsistent with the provisions of the Plan and that by its terms involves or might involve the issuance of (i) Shares, (ii) an Option, a SAR or similar right with an exercise or conversion privilege at a fixed or variable price related to the Common Stock and/or the passage of time, the occurrence of one or more events, or the satisfaction of performance criteria or other conditions, or (iii) any other security with the value derived from the value of the Common Stock or other securities issued by a Related Entity. Such awards include, without limitation, Options, SARs, sales or bonuses of Restricted Stock, Dividend Equivalent Rights, Performance Units or Performance Shares, and an Award may consist of one such security or benefit, or two or more of them in any combination or alternative.

               (b) Designation of Award. Each Award shall be designated in the Award Agreement. In the case of an Option, the Option shall be designated as either an Incentive Stock Option or a Non-Qualified Stock Option. However, notwithstanding such designation, to the extent that the aggregate Fair Market Value of Shares subject to Options designated as Incentive Stock Options which become exercisable for the first time by a Grantee during any calendar year (under all plans of the Company or any Parent or Subsidiary) exceeds $100,000, such excess Options, to the extent of the Shares covered thereby in excess of the foregoing limitation, shall be treated as Non-Qualified Stock Options. For this purpose, Incentive Stock Options shall be taken into account in the order in which they were granted, and the Fair Market Value of the Shares shall be determined as of the date the Option with respect to such Shares is granted.

               (c) Conditions of Award. Subject to the terms of the Plan, the Administrator shall determine the provisions, terms, and conditions of each Award including, but not limited to, the Award vesting schedule, repurchase provisions, rights of first refusal, forfeiture provisions, form of payment (cash, Shares, or other consideration) upon settlement of the Award, payment contingencies, and satisfaction of any performance criteria. The performance criteria established by the Administrator may be based on any one of, or combination of, increase in share price, earnings per share, total stockholder return, return on equity, return on assets, return on investment, net operating income, cash flow, revenue, economic value added, personal management objectives, or other measure of performance selected by the Administrator. Partial achievement of the specified criteria may result in a payment or vesting corresponding to the degree of achievement as specified in the Award Agreement.

               (d) Deferral of Award Payment. The Administrator may establish one or more programs under the Plan to permit selected Grantees the opportunity to elect to defer receipt of consideration upon exercise of an Award, satisfaction of performance criteria, or other event that absent the election would entitle the Grantee to payment or receipt of Shares or other consideration under an Award. The Administrator may establish the election procedures, the timing of such elections, the mechanisms for payments of, and accrual of interest or other earnings, if any, on amounts, Shares or other consideration so deferred, and such other terms, conditions, rules and procedures that the Administrator deems advisable for the administration of any such deferral program.

               (e) Award Exchange Programs. The Administrator may establish one or more programs under the Plan to permit selected Grantees to exchange an Award under the Plan for one or more other types of Awards under the Plan on such terms and conditions as determined by the Administrator from time to time.

               (f) Separate Programs. The Administrator may establish one or more separate programs under the Plan for the purpose of issuing particular forms of Awards to one or more classes of Grantees on such terms and conditions as determined by the Administrator from time to time.

               (g) Individual Option and SAR Limit. The maximum number of Shares with respect to which Options and SARs may be granted to any Employee in any fiscal year of the Company shall be Five Hundred Thousand (500,000) Shares. The foregoing limitation shall be adjusted proportionately in connection with any change in the Company's capitalization pursuant to Section 10, below. To the extent required by Section 162(m) of the Code or the regulations thereunder, in applying the foregoing limitation with respect to an Employee, if any Option or SAR is canceled, the canceled Option or SAR shall continue to count against the maximum number of Shares with respect to which Options and SARs may be granted to the Employee. For this purpose, the repricing of an Option (or in the case of a SAR, the base amount on which the stock appreciation is calculated is reduced to reflect a reduction in the Fair Market Value of the Common Stock) shall be treated as the cancellation of the existing Option or SAR and the grant of a new Option or SAR.

               (h) Early Exercise. The Award may, but need not, include a provision whereby the Grantee may elect at any time while an Employee, Director or Consultant to exercise any part or all of the Award prior to full vesting of the Award. Any unvested Shares received pursuant to such exercise may be subject to a repurchase right in favor of the Company or to any other restriction the Administrator determines to be appropriate.

               (i) Term of Award. The term of each Award shall be the term stated in the Award Agreement, provided, however, that the term of an Incentive Stock Option shall be no more than ten (10) years from the date of grant thereof. However, in the case of an Incentive Stock Option granted to a Grantee who, at the time the Option is granted, owns stock representing more than ten percent (10%) of the voting power of all classes of stock of the Company or any Parent or Subsidiary, the term of the Incentive Stock Option shall be five (5) years from the date of grant thereof or such shorter term as may be provided in the Award Agreement.

               (j) Transferability of Awards. Incentive Stock Options may not be sold, pledged, assigned, hypothecated, transferred, or disposed of in any manner other than by will or by the laws of descent or distribution and may be exercised, during the lifetime of the Grantee, only by the Grantee; provided, however, that the Grantee may designate a beneficiary of the

Grantee's Incentive Stock Option in the event of the Grantee's death on a beneficiary designation form provided by the Administrator. Other Awards shall be transferable to the extent provided in the Award Agreement.

               (k) Time of Granting Awards. The date of grant of an Award shall for all purposes be the date on which the Administrator makes the determination to grant such Award, or such other date as is determined by the Administrator. Notice of the grant determination shall be given to each Employee, Director or Consultant to whom an Award is so granted within a reasonable time after the date of such grant.

        7. Award Exercise or Purchase Price, Consideration, Taxes and Reload Options.

               (a) Exercise or Purchase Price. The exercise or purchase price, if any, for an Award shall be as follows:

                      (i) In the case of an Incentive Stock Option:

                              (A) granted to an Employee who, at the time of the
grant of such Incentive Stock Option owns stock representing more than ten percent (10%) of the voting power of all classes of stock of the Company or any Parent or Subsidiary, the per Share exercise price shall be not less than one hundred ten percent (110%) of the Fair Market Value per Share on the date of grant.

                              (B) granted to any Employee other than an Employee
described in the preceding paragraph, the per Share exercise price shall be not less than one hundred percent (100%) of the Fair Market Value per Share on the date of grant.

                      (ii) In the case of a Non-Qualified Stock Option, the per Share exercise price shall be not less than one hundred percent (100%) of the Fair Market Value per Share on the date of grant.

                      (iii) In the case of Awards intended to qualify as Performance-Based Compensation, the exercise or purchase price, if any, shall be not less than one hundred percent (100%) of the Fair Market Value per Share on the date of grant.

                      (iv) In the case of other Awards, such price as is determined by the Administrator.

               (b) Consideration. Subject to Applicable Laws, the consideration to be paid for the Shares to be issued upon exercise or purchase of an Award including the method of payment, shall be determined by the Administrator (and, in the case of an Incentive Stock Option, shall be determined at the time of grant). In addition to any other types of consideration the Administrator may determine, the Administrator is authorized to accept as consideration for Shares issued under the Plan the following:

                      (i) cash;

                      (ii) check;

                      (iii) delivery of Grantee's promissory note with such recourse, interest, security, and redemption provisions as the Administrator determines as appropriate;

                      (iv) surrender of Shares or delivery of a properly executed form of attestation of ownership of Shares as the Administrator may require (including withholding of Shares otherwise deliverable upon exercise of the Award) which have a Fair Market Value on the date of surrender or attestation equal to the aggregate exercise price of the Shares as to which said Award shall be exercised (but only to the extent that such exercise of the Award would not result in an accounting compensation charge with respect to the Shares used to pay the exercise price unless otherwise determined by the Administrator);

                      (v) delivery of a properly executed exercise notice together with such other documentation as the Administrator and the broker, if applicable, shall require to effect an exercise of the Award and delivery to the Company of the sale or loan proceeds required to pay the exercise price; or

                      (vi) any combination of the foregoing methods of payment.

               (c) Taxes. No Shares shall be delivered under the Plan to any Grantee or other person until such Grantee or other person has made arrangements acceptable to the Administrator for the satisfaction of any foreign, federal, state, or local income and employment tax withholding obligations, including, without limitation, obligations incident to the receipt of Shares or the disqualifying disposition of Shares received on exercise of an Incentive Stock Option. Upon exercise of an Award, the Company shall withhold or collect from Grantee an amount sufficient to satisfy such tax obligations.

               (d) Reload Options. In the event the exercise price or tax withholding of an Option is satisfied by the Company or the Grantee's employer withholding Shares otherwise deliverable to the Grantee, the Administrator may issue the Grantee an additional Option, with terms identical to the Award Agreement under which the Option was exercised, but at an exercise price as determined by the Administrator in accordance with the Plan.

        8.     Exercise of Award.

               (a)    Procedure for Exercise; Rights as a Stockholder.

                      (i) Any Award granted hereunder shall be exercisable at such times and under such conditions as determined by the Administrator under the terms of the Plan and specified in the Award Agreement.

                      (ii) An Award shall be deemed to be exercised when written notice of such exercise has been given to the Company in accordance with the terms of the Award by the person entitled to exercise the Award and full payment for the Shares with respect to which the Award is exercised has been received by the Company. Until the issuance (as evidenced by the appropriate entry on the books of the Company or of a duly authorized transfer agent of the

Company) of the stock certificate evidencing such Shares, no right to vote or receive dividends or any other rights as a stockholder shall exist with respect to Shares subject to an Award, notwithstanding the exercise of an Option or other Award. The Company shall issue (or cause to be issued) such stock certificate promptly upon exercise of the Award. No adjustment will be made for a dividend or other right for which the record date is prior to the date the stock certificate is issued, except as provided in the Award Agreement or
Section 10, below.

               (b) Exercise of Award Following Termination of Employment, Director or Consulting Relationship.

                      (i) An Award may not be exercised after the termination date of such Award set forth in the Award Agreement and may be exercised following the termination of a Grantee's Continuous Status as an Employee, Director or Consultant only to the extent provided in the Award Agreement.

                      (ii) Where the Award Agreement permits a Grantee to exercise an Award following the termination of the Grantee's Continuous Status as an Employee, Director or Consultant for a specified period, the Award shall terminate to the extent not exercised on the last day of the specified period or the last day of the original term of the Award, whichever occurs first.

                      (iii) Any Award designated as an Incentive Stock Option to the extent not exercised within the time permitted by law for the exercise of Incentive Stock Options following the termination of a Grantee's Continuous Status as an Employee, Director or Consultant shall convert automatically to a Non-Qualified Stock Option and thereafter shall be exercisable as such to the extent exercisable by its terms for the period specified in the Award Agreement.

               (c) Buyout Provisions. The Administrator may at any time offer to buy out for a payment in cash or Shares, an Award previously granted, based on such terms and conditions as the Administrator shall establish and communicate to the Grantee at the time that such offer is made.

        9.     Conditions Upon Issuance of Shares.

               (a) Shares shall not be issued pursuant to the exercise of an Award unless the exercise of such Award and the issuance and delivery of such Shares pursuant thereto shall comply with all Applicable Laws, and shall be further subject to the approval of counsel for the Company with respect to such compliance.

               (b) As a condition to the exercise of an Award, the Company may require the person exercising such Award to represent and warrant at the time of any such exercise that the Shares are being purchased only for investment and without any present intention to sell or distribute such Shares if, in the opinion of counsel for the Company, such a representation is required by any Applicable Laws.

        10. Adjustments Upon Changes in Capitalization. Subject to any required action by the stockholders of the Company, the number of Shares covered by each outstanding Award, and the number of Shares which have been authorized for issuance under the Plan but as to which no Awards have yet been granted or which have been returned to the Plan, as well as the price per share of Common Stock covered by each such outstanding Award, shall be proportionately adjusted for any increase or decrease in the number of issued shares of Common Stock resulting from a stock split, reverse stock split, stock dividend, combination or reclassification of the Common Stock, or any other similar event resulting in an increase or decrease in the number of issued shares of Common Stock. Except as expressly provided herein, no issuance by the Company of shares of stock of any class, or securities convertible into shares of stock of any class, shall affect, and no adjustment by reason hereof shall be made with respect to, the number or price of Shares subject to an Award.

        11. Corporate Transactions/Changes in Control/Subsidiary Dispositions. Except as may be provided in an Award Agreement:

               (a) In the event of a Corporate Transaction, each Award which is at the time outstanding under the Plan automatically shall become fully vested and exercisable and be released from any restrictions on transfer and repurchase or forfeiture rights, immediately prior to the specified effective date of such Corporate Transaction, for all of the Shares at the time represented by such Award. Effective upon the consummation of the Corporate Transaction, all outstanding Awards under the Plan shall terminate unless assumed by the successor company or its Parent.

               (b) In the event of a Change in Control (other than a Change in Control which also is a Corporate Transaction), each Award which is at the time outstanding under the Plan automatically shall become fully vested and exercisable and be released from any restrictions on transfer and repurchase or forfeiture rights, immediately prior to the specified effective date of such Change in Control, for all of the Shares at the time represented by such Award. Each such Award shall remain so exercisable until the expiration or sooner termination of the applicable Award term.

               (c) In the event of a Subsidiary Disposition, each Award with respect to those Grantees who are at the time engaged primarily in Continuous Status as an Employee or Consultant with the subsidiary corporation involved in such Subsidiary Disposition which is at the time outstanding under the Plan automatically shall become fully vested and exercisable and be released from any restrictions on transfer and repurchase or forfeiture rights, immediately prior to the specified effective date of such Subsidiary Disposition, for all of the Shares at the time represented by such Award Each such Award shall remain so exercisable until the expiration or sooner termination of the Award term.

               (d) The portion of any Incentive Stock Option accelerated under this Section 11 in connection with a Corporate Transaction, Change in Control or Subsidiary Disposition shall remain exercisable as an Incentive Stock Option under the Code only to the extent the $100,000 dollar limitation of Section 422(d) of the Code is not exceeded. To the extent such dollar limitation is exceeded, the accelerated excess portion of such Option shall be exercisable as a Non-Qualified Stock Option.

        12. Term of Plan. The Plan shall become effective upon the earlier to occur of its adoption by the Board or its approval by the stockholders of the Company. It shall continue in effect for a term of ten (10) years unless sooner terminated.

        13.    Amendment, Suspension or Termination of the Plan.

               (a) The Board may at any time amend, suspend or terminate the Plan. To the extent necessary to comply with Applicable Laws, the Company shall obtain stockholder approval of any Plan amendment in such a manner and to such a degree as required.

               (b) No Award may be granted during any suspension of the Plan or after termination of the Plan.

               (c) Any amendment, suspension or termination of the Plan shall not affect Awards already granted, and such Awards shall remain in full force and effect as if the Plan had not been amended, suspended or terminated, unless mutually agreed otherwise between the Grantee and the Administrator, which agreement must be in writing and signed by the Grantee and the Company.

        14.    Reservation of Shares.

               (a) The Company, during the term of the Plan, will at all times reserve and keep available such number of Shares as shall be sufficient to satisfy the requirements of the Plan.

               (b) The inability of the Company to obtain authority from any regulatory body having jurisdiction, which authority is deemed by the Company's counsel to be necessary to the lawful issuance and sale of any Shares hereunder, shall relieve the Company of any liability in respect of the failure to issue or sell such Shares as to which such requisite authority shall not have been obtained.

        15. No Effect on Terms of Employment. The Plan shall not confer upon any Grantee any right with respect to continuation of employment or consulting relationship with the Company, nor shall it interfere in any way with his or her right or the Company's right to terminate his or her employment or consulting relationship at any time, with or without cause.

        16. Stockholder Approval. The grant of Incentive Stock Options under the Plan shall be subject to approval by the stockholders of the Company within twelve (12) months before or after the date the Plan is adopted. Such stockholder approval shall be obtained in the degree and manner required under Applicable Laws. The Administrator may grant Incentive Stock Options under the Plan prior to approval by the stockholders, but until such approval is obtained, no such Incentive Stock Option shall be exercisable. In the event that stockholder approval is not obtained within the twelve (12) month period provided above, all Incentive Stock Options previously granted under the Plan shall terminate.

                                    AMENDMENT

                                       TO

                            1997 STOCK INCENTIVE PLAN

                                       OF

                               ELECTROGLAS, INC.,

                             A DELAWARE CORPORATION


               --------------------------------------------------

                                  April 6, 2000

        The undersigned, Armand Stegall, hereby certifies that:

        1. He is the duly elected and acting Secretary of Electroglas, Inc., a Delaware corporation (the "Corporation").

        2. Section 3(a) of the Corporation's Amended and Restated 1997 Stock Incentive Plan (the "Plan") is amended to read in its entirety as follows:

               "(a) Subject to the provisions of Section 10, below, the maximum aggregate number of Shares which may be issued pursuant to Awards shall be 2,350,000 Shares. The Shares to be issued pursuant to Awards may be authorized, but unissued, or reacquired Common Stock."


        3. Section 16 of the Corporation's 1997 Stock Incentive Plan (the "Plan") shall be amended to read in its entirety as follows:

               "Stockholder Approval. The grant of Incentive Stock Options under the Plan shall be subject to approval by the stockholders of the Company within twelve (12) months before or after the date the Plan is adopted. Such stockholder approval shall be obtained in the degree and manner required under Applicable Laws. The Administrator may grant Incentive Stock Options under the Plan prior to approval by the stockholders, but until such approval is obtained, no such Incentive Stock Option shall be exercisable. In the event that stockholder approval is not obtained within the twelve (12) month period provided above, all Incentive Stock Options previously granted under the Plan shall terminate. With respect to the 1,000,000 Shares additional Shares authorized for issuance under the Plan and approved by the Board on February 8, 2000 the Administrator may not cancel any outstanding Option and replace such cancelled Option with an Option or Options having a purchase price of the Shares covered by such Option or Options which is lower than that of the cancelled Option without the consent of the stockholders. This restriction does not apply to changes in the purchase price of the Shares covered by the Option or Options pursuant to Section 10 and 11."


               Dated:  April 6, 2000



                                                  /s/ Armand Stegall
                                                  ------------------------------
                                                  Armand Stegall, Secretary

[ELECTROGLAS LOGO]

PROXY SERVICES
P.O. BOX 9079
FARMINGDALE, NY 11735


VOTE BY PHONE - 1-800-690-6903

Use any touch-tone telephone to transmit your voting instructions. Have your proxy card in hand when you call. You will be prompted to enter your 12-digit Control Number which is located below and then follow the simple instructions the Vote Voice provides you.

VOTE BY INTERNET - www.proxyvote.com

Use the Internet to transmit your voting instructions and for electronic delivery of information. Have your proxy card in hand when you access the web site. You will be prompted to enter your 12-digit Control Number which is located below to obtain your records and create an electronic voting instruction form.

VOTE BY MAIL -

Mark, sign and date your proxy card and return it in the postage-paid envelope we've provided or return to Electroglas, Inc., c/o ADP, 51 Mercedes Way, Edgewood, NY 11717.


TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

                                  ELECTRO     KEEP THIS PORTION FOR YOUR RECORDS
--------------------------------------------------------------------------------
                                             DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

ELECTROGLAS, INC.

Shares represented by this proxy will be voted as directed by the stockholder. IF NO SUCH DIRECTIONS ARE INDICATED, THE PROXIES WILL HAVE AUTHORITY TO VOTE FOR THE ELECTION OF Joseph F. Dox and Mel Friedman as Class I Directors and FOR proposals 2 and 3.

VOTE ON DIRECTORS

1.   Election of Class I Directors (see reverse):

For   Withhold   For All    To withhold authority to vote, mark "For All Except"
All     All      Except     and write the nominee's number on the line below.

[ ]     [ ]       [ ]       --------------------------------------------------

VOTE ON PROPOSALS
                                                          For  Against   Abstain
2.   Ratification and Approval of an Amendment to the
     Company's 1997 Stock Incentive Plan to increase      [ ]    [ ]       [ ]
     the number of shares reserved for issuance thereunder from 1,350,000 to 2,350,000.

                                                          For  Against   Abstain
3.   Ratification of the appointment of Ernst & Young
     LLP as the Company's independent auditors for        [ ]    [ ]       [ ]
     the year ending December 31, 2000.

In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the Annual Meeting of Stockholders.

PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY CARD PROMPTLY USING THE ENCLOSED REPLY ENVELOPE.

Please sign exactly as name appears herein. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such.


-----------------------------------   ---------
Signature [PLEASE SIGN WITHIN BOX]     Date


-----------------------------------   ---------
Signature (Joint Owners)               Date

--------------------------------------------------------------------------------

                                     PROXY

                               ELECTROGLAS, INC.

                         6024 SILVER CREEK VALLEY ROAD
                           SAN JOSE, CALIFORNIA 95138

          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
             FOR THE ANNUAL MEETING OF STOCKHOLDERS ON MAY 16, 2000

        CURTIS S. WOZNIAK and ARMAND J. STEGALL, or any of them, each with the power of substitution, are hereby authorized to represent and vote the shares of the undersigned, with all the powers which the undersigned would possess if personally present, at the Annual Meeting of Stockholders of Electroglas, Inc. (the "Company"), to be held on Tuesday, May 16, 2000, and any adjournments or postponements thereof.

        Election of two Class I directors (or if any nominee is not available for election, such substitute as the Board of Directors or the proxy holders may designate). Nominees: Joseph F. Dox and Mel Friedman.

SEE REVERSE SIDE: IF YOU WISH TO VOTE IN ACCORDANCE WITH THE BOARD OF DIRECTORS' RECOMMENDATIONS, JUST SIGN AND DATE ON THE REVERSE SIDE. YOU NEED NOT MARK ANY BOXES.

                   CONTINUED AND TO BE SIGNED ON REVERSE SIDE

--------------------------------------------------------------------------------